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                                                                    EXHIBIT 3.11

                           ARTICLES OF INCORPORATION
                                       OF
                                GBC METALS CORP.

                                    --------

       I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

       FIRST: The name of the corporation (hereinafter called the corporation) is GBC METALS CORP.

       SECOND: The name of the corporation's resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.

                                * * * * * * * *

                                 NO PAR SHARES

       THIRD: The number of shares the corporation is authorized to issue is 100, all of which are without nominal or par value. All such shares are of one class and are designated as Common Stock.

       FOURTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

       The number of members constituting the first Board of Directors of the corporation is three (3); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

           NAME                                   ADDRESS
           ----                                   -------
       Rudolph Grua                        One GBC Plaza
                                           Northbrook, Illinois 60062

       Steven Rubin                        One GBC Plaza
                                           Northbrook, Illinois 60062

       William N. Lane, III                One GBC Plaza
                                           Northbrook, Illinois 60062

       The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the
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corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

       FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

           NAME                                   ADDRESS
           ----                                   -------
       Mark E. Dapier                             One GBC Plaza
                                                  Northbrook, Illinois 60062

            SIXTH:  The corporation shall have perpetual existence.

       SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

       EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       NINTH: The corporation's purpose shall be to engage in any lawful activity for which corporations may be incorporated under the Nevada General Corporation Law and specifically its purpose shall be to engage in the manufacture and sale of ring metals.

       The foregoing provisions of this Article NINTH shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise





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provided in this Article NINTH, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

       TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on November 5, 1991.

                                           /s/ MARK E. DAPIER
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